Exhibit 99.1

PRESS RELEASE

AMERICAN WAGERING ANNOUNCES NEW CFO

Las Vegas, NV—August 8, 2007 — American Wagering Inc., (OTC BB: BETM.OB) which manages race and sports books and sells and services race and sports book computer systems through its subsidiaries, announced the appointment of Melody Sullivan as the Company’s new chief financial officer (CFO) and Treasurer, effective August 6, 2007. Ms. Sullivan brings over 20 years of accounting, management, SEC and other financial reporting experience to the Company.  Ms. Sullivan will be responsible for all elements of accounting, finance and reporting, while managing the Company’s financial risk. She is an accomplished executive and a Certified Management Accountant (CMA). Her experience spans the industries of banking, real estate, gaming, and manufacturing through positions that have included CFO, VP, AVP, and Controller within multiple industries, multimillion-dollar public and often highly regulated companies.

Prior to joining American Wagering, Inc., Ms. Sullivan worked for the past year as an independent consultant specializing in SEC reporting, accounting, finance and Sarbanes-Oxley compliance requirements for American Wagering, Inc. and another publicly-traded gaming company in Las Vegas, NV. Prior to her consulting work, Ms. Sullivan served in several senior financial management positions including four years as CFO of Gaming Partners International, Inc., a publicly held, international gaming supply company.

Ms. Sullivan has been a key player in leading the turnaround of a multinational company, assisted in acquisitions and mergers, led computer systems and ERP conversions, and has overseen numerous public company filings. She has proven herself to be an excellent leader of change and directed implementations to ensure compliance with regulatory and legislative requirements, delivered millions of dollars in savings through restructuring and process improvements, and helped restore order to departments following the completion of mergers and IPOs.  She also created infrastructure and developed processes and systems for SEC reporting, foreign subsidiary financial reporting, and investor relations. Her diverse background also includes development and management of HR and IT departments.

“I am excited about joining American Wagering, Inc. as their CFO,” commented Ms. Sullivan. “American Wagering Inc. has a dominant and unique market niche in sports betting and is poised for promising growth.  I am looking forward to meeting the many challenges and opportunities that lie ahead.”

“Melody’s diverse financial background and depth of experience, specifically in the numerous challenges faced by small cap publicly traded companies, will be a tremendous asset to American Wagering,” said CEO Victor Salerno of his new CFO. “As we have been working with Melody as an independent contractor, prior to her permanent position now as CFO, I am very pleased and confident that she will help guide the Company forward in the financial and regulatory environment that exists in today’s capital markets.”

About American Wagering, Inc.

American Wagering, Inc., founded in 1995 and located in Las Vegas, Nevada, manages race and sports books and sells and services race and sports book computer systems through its subsidiaries.  One of American Wagering Inc.’s subsidiaries, Leroy’s Horse and Sports Place, is a licensed book maker and has the largest number of race and sports book in Nevada. Computerized Business Systems, another subsidiary, designs, sells and services race and sports book related systems to licensed casino operators for the sports betting industry. Computerized Bookmaking Systems is the dominant provider of such equipment and software, providing wagering systems for the majority of the sports and race books in Nevada. AWI Manufacturing Inc., is another subsidiary which develops and installs, self-service wagering kiosks in licensed locations. American Wagering, Inc. also owns and operates a hotel/casino in Lovelock, Nevada, “Sturgeon’s” which was acquired in 2006, to help strengthen cash flow.

Forward-Looking Disclaimer

Forward-Looking Statements.  In this report we make “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, about our appointment of a new CFO and our future opportunities and growth prospects.  Although we believe that our forward-looking statements are reasonable at the present time, you should read this report thoroughly and with the understanding that actual future results may differ materially from what is contained in our forward-looking statements.  We do not plan to update our forward-looking statements even if our situation or expectations change in the future, unless applicable law requires us to do so.

Forward-looking statements speak only as of the date the statement was made. American Wagering, Inc. does not undertake and specifically declines any obligation to update any forward-looking statements, unless applicable law requires us to do so.

Contact:  Melody Sullivan of American Wagering, Inc. at (702) 735-5529.